UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2007
ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-8940 (Commission File Number)	13-3260245 (I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York (Address of principal executive offices)	10017-5592 (Zip Code)
Registrant’s telephone number, including area code:          (917) 663-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On July 18, 2007, Philip Morris International Inc. (“PMI”) issued a press release announcing that it reached an agreement in principle to acquire an additional 30% stake in its Mexican tobacco business from its joint venture partner, Grupo Carso, S.A.B. de C.V. This transaction will increase PMI’s stake from 50% to 80%. Grupo Carso, S.A.B. de C.V. will retain a 20% stake in the business. The transaction has a value of approximately USD1.1 billion and is subject to execution of definitive agreements and customary regulatory approvals. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
     On July 18, 2007, Altria Group, Inc. (“Altria”) issued an earnings press release announcing its financial results for the quarter ended June 30, 2007. A copy of the earnings press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.
     In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits

99.1	Philip Morris International Inc. Press Release dated July 18, 2007

99.2	Altria Group, Inc. Earnings Press Release dated July 18, 2007 (furnished pursuant to Item 2.02)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.
By:	/s/ G. PENN HOLSENBECK
	Name:	G. Penn Holsenbeck
	Title:	Vice President, Associate General Counsel and Corporate Secretary

DATE: July 18, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Philip Morris International Inc. Press Release dated July 18, 2007

99.2	Altria Group, Inc. Earnings Press Release dated July 18, 2007 (furnished pursuant to Item 2.02)